Exhibit 10.2

MESA AIR GROUP, INC.

2017 STOCK PLAN

1.	ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1        Establishment. The Mesa Air Group, Inc. 2017 Stock Plan (the “Plan”) is hereby established effective as of January 23, 2017, (the “Effective Date”).

1.2        Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Restricted Stock Awards and Restricted Stock Unit Awards.

1.3        Term of Plan. The Plan shall continue in effect until its termination by the Board; provided, however, that all Awards shall be granted, if at all, within ten (10) years from the date the Plan is adopted by the Board of Directors of the Company.

2.	DEFINITIONS AND CONSTRUCTION.

2.1        Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)        “Award” means an Option, Restricted Stock Purchase Right, Restricted Stock Bonus or Restricted Stock Unit Award granted under the Plan.

(b)        “Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions applicable to an Award.

(c)        “Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).

(d)        “Cause” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between a Participant and a Participating Company applicable to an Award, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment or service agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company.

(e)        “Change in Control” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between the Participant and a Participating Company applicable to an Award, the occurrence of any one or a combination of the following:

(i)        an Ownership Change. Event or a series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(v)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or

(ii)        a date specified by the Board following approval by the stockholders of a plan of complete liquidation or dissolution of the Company;

provided, however, that a Change in Control shall be deemed not to include a transaction described in subsection (i) of this Section 2.1(e) in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Board shall determine whether multiple events described in subsections (i) and (ii) of this Section 2.1(e) are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.

(f)        “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations and administrative guidelines promulgated thereunder.

(g)        “Committee” means the compensation committee or other committee or subcommittee of the Board duly appointed to administer the Plan and having such powers as specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(h)        “Company” means Mesa Air Group, Inc., a Nevada corporation, and any successor thereto.

(i)        “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on either the exemption from registration provided by Rule 701 under the Securities Act or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act.

(j)        “Director” means a member of the Board.

(k)        “Disability” means the inability of the Participant, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Participant’s position with the Participating Company Group because of the sickness or injury of the Participant.

(l)        “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Board or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

(m)        “Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

(n)        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)        “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Board, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i)        If, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion.

(ii)        If, on such date, the Stock is not listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A.

(p)        “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(q)        “Incumbent Director” means a director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company).

(r)        “Insider” means an Officer, a Director or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(s)        “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an incentive stock option within the meaning of Section 422(b) of the Code.

(t)        “Officer” means any person designated by the Board as an officer of the Company.

(u)        “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(v)        “Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

(w)        “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(x)        “Participant” means any eligible person who has been granted one or more Awards.

(y)        “Participating Company” means the Company or any Parent Corporation or Subsidiary Corporation.

(z)        “Participating Company Group” means, at any point in time, all entities collectively which are then Participating Companies.

(aa)        “Restricted Stock Award” means an Award in the form of a Restricted Stock Bonus or a Restricted Stock Purchase Right.

(bb)        “Restricted Stock Bonus” means Stock granted to a Participant pursuant to Section 7.

(cc)        “Restricted Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 7.

(dd)        “Restricted Stock Unit” means a right granted to a Participant pursuant to Section 8 to receive on a future date or event a share of Stock or cash in lieu thereof, as determined by the Board.

(ee)        “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(ff)        “Section 409A” means Section 409A of the Code.

(gg)        “Securities Act” means the Securities Act of 1933, as amended.

(hh)        “Service” means a Participant’s employment or service with the Participating Company Group, whether as an Employee, a Director or a Consultant. Unless otherwise provided by the Board, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service or a change in the Participating Company for which the Participant renders Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, unless otherwise provided by the Board, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of and reason for such termination.

(ii)        “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.3.

(jj)        “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(kk)        “Ten Percent Stockholder” means a person who, at the time an Award is granted to such person, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

(ll)        “Trading Compliance Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

(mm)        “Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which an Award or shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares upon the Participant’s termination of Service or failure of a performance condition to be satisfied.

2.2        Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3. ADMINISTRATION.

3.1        Administration by the Board. The Plan shall be administered by the Board. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Board, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Board in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

3.2        Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3        Powers of the Board. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its discretion:

(a)        to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock or units to be subject to each Award;

(b)        to determine the type of Award granted;

(c)        to determine the Fair Market Value of shares of Stock or other property;

(d)        to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the time of expiration of any Award, (vi) the effect of any Participant’s termination of Service on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e)        to determine whether an Award will be settled in shares of Stock, cash, other property or in any combination thereof;

(f)        to approve one or more forms of Award Agreement;

(g)        to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(h)        to reprice or otherwise adjust the exercise price of any Option, or to grant in substitution for any Option a new Award covering the same or different number of shares of Stock;

(i)        to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(j)        to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose residents may be granted Awards; and

(k)        to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Board may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.4        Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.5        Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4. SHARES SUBJECT TO PLAN.

4.1        Maximum Number of Shares Issuable. Subject to adjustment as provided in Sections 4.2 and 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be Fifty Thousand (50,000) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.

4.2        Share Counting. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant’s exercise or purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan (a) with respect to any portion of an Award that is settled in cash or (b) to the extent such shares are withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to Section 11.2. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, or by means of a Net Exercise, the number of shares available for issuance under the Plan shall be reduced by the net number of shares issued upon the exercise of the Option.

4.3        Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, in the ISO Share Limit set forth in Section 5.3(a), and in the exercise or purchase price per share under any outstanding Awards in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Board may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Board, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and the exercise or purchase price per share shall be rounded up to the nearest whole cent. In no event may the exercise or purchase price, if any, under any Award be decreased to an amount less than the par value, if any, of the stock subject to the Award. Such adjustments shall be determined by the Board, and its determination shall be final, binding and conclusive.

4.4        Assumption or Substitution of Awards. The Board may, without affecting the number of shares of Stock available pursuant to Section 4.1, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code.

5. ELIGIBILITY, PARTICIPATION AND OPTION LIMITATIONS.

5.1        Persons Eligible for Awards. Awards may be granted only to Employees, Consultants and Directors.

5.2        Participation in the Plan. Awards are granted solely at the discretion of the Board. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.3        Incentive Stock Option-Limitations.

(a)        Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to Section 4.1 and adjustment as provided in Sections 4.2 and 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed Fifty Thousand (50,000) shares (the “ISO Share Limit”). The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 4.1, subject to adjustment as provided in Sections 4.2 and 4.3.

(b)        Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee. Any person who is not an Employee on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.

(c)        Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise of the Option, shares issued pursuant to each such portion shall be separately identified.

6. STOCK OPTIONS.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1        Exercise Price. The exercise price for each Option shall be established in the discretion of the Board; provided, however, that (a) the exercise price per share for an Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Stockholder shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price less than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner that would qualify under the provisions of Section 409A or Section 424(a) of the Code, as applicable.

6.2        Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Board and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Stockholder shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such Option (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Board in the grant of an Option, each Option shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3        Payment of Exercise Price.

(a)        Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent, (ii) if permitted by the Company and subject to the limitations contained in Section 6.3(b), by means of (1) a Stock Tender Exercise, (2) a Cashless Exercise or (3) a Net Exercise; (iii) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (iv) by any combination thereof. The Board may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b)        Limitations on Forms of Consideration.

(i)        Stock Tender Exercise. A “Stock Tender Exercise” means the delivery of a properly executed exercise notice accompanied by a Participant’s tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole shares of Stock owned by the Participant having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised. A Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. If required by the Company, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

(ii)        Cashless Exercise. A Cashless Exercise shall be permitted only upon the class of shares subject to the Option becoming publicly traded in an established securities market. A “Cashless Exercise” means the delivery of a properly executed exercise notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation; through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

(iii)        Net Exercise. A “Net Exercise” means the delivery of a properly executed exercise notice followed by a procedure pursuant to which (1) the Company will reduce the number of shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.

6.4        Effect of Termination of Service.

(a)        Option Exercisability. Subject to earlier termination of the Option as otherwise provided by this Plan and unless a longer exercise period is provided by the Board, an Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate:

(i)        Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months (or such longer or shorter period (but not less than six (6) months) provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).

(ii)        Death. If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months (or such longer or shorter period (but not less than six (6) months) provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within thirty (30) days (or such longer period provided by the Board) after the Participant’s termination of Service.

(iii)        Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service.

(iv)        Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months (or such longer or shorter period (but not less than thirty (30) days) provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(b)        Extension if Exercise Prevented by Law. Notwithstanding the foregoing other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 12 below, the Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under Section 6.4(a), but in any event no later than the Option Expiration Date.

6.5        Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution; provided, however, that to the extent permitted by the Board, in its discretion, and set forth in the Award Agreement evidencing such Option, an Option shall be assignable or transferable subject to the applicable limitations, if any, described in Rule 701 under the Securities Act and the General Instructions to Form S-8 Registration Statement under the Securities Act or, in the case of an Incentive Stock Option, only as permitted by applicable regulations under Section 421 of the Code in a manner that does not disqualify such Option as an Incentive Stock Option. Notwithstanding the foregoing, for so long as the Company is relying on the exemption provided by Rule 12h-l(f) under the Exchange Act, no Option or, prior to its exercise, the shares to be issued upon the exercise of the Option, shall be transferred except in compliance with the restrictions on transfer under Rule 12h-1(f) (including the requirement under such rule that any permitted transferee may not further transfer the Option) or be made subject to any short position, “put equivalent position” or “call equivalent position” by the Participant, as such terms are defined in Rule 16a-1 of the Exchange Act.

7. RESTRICTED STOCK AWARDS.

Restricted Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Board shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1        Types of Restricted Stock Awards Authorized. Restricted Stock Awards may be granted in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Restricted Stock Awards may be granted upon such conditions as the Board shall determine, including, without limitation, upon the attainment of one or more performance goals.

7.2        Purchase Price. The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right shall be established by the Board in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to a Restricted Stock Award.

7.3        Purchase Period. A Restricted Stock Purchase Right shall be exercisable within a period established by the Board, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right.

7.4        Payment of Purchase Price. Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (a) in cash, by check or in cash equivalent, (b) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (c) by any combination thereof.

7.5        Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, as shall be established by the Board and set forth in the Award Agreement evidencing such Award. During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Section 7.8. The Board, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Trading Compliance Policy. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

7.6        Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 7.5 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that if so determined by the Board and provided by the Award Agreement, such dividends and distributions shall be subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid, and otherwise shall be paid no later than the end of the calendar year in which such dividends or distributions are paid to stockholders (or, if later, the 15th day of the third month following the date such dividends or distributions are paid to stockholders). In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

7.7        Effect of Termination of Service. Unless otherwise provided by the Board in the Award Agreement evidencing a Restricted Stock Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

7.8        Nontransferability of Restricted Stock Award Rights. Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

8. RESTRICTED STOCK UNITS.

Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Board shall establish. Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1        Grant of Restricted Stock Unit Awards. Restricted Stock Unit Awards may be granted upon such conditions as the Board shall determine, including, without limitation, upon the attainment of one or more performance goals established by the Board.

8.2        Purchase Price. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.

8.3        Vesting. Restricted Stock Unit Awards may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria as shall be established by the Board and set forth in the Award Agreement evidencing such Award.

8.4        Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Board, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with a cash amount or with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock, as determined by the Board. The number of additional Restricted Stock Units (rounded to the nearest whole number), if any, to be credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Such cash amount or additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

8.5        Effect of Termination of Service. Unless otherwise provided by the Board and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

8.6        Settlement of Restricted Stock Unit Awards. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Board in compliance with Section 409A, if applicable, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 8.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. The Board, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that if the settlement date with respect to any shares issuable upon vesting of Restricted Stock Units would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then the settlement date shall be deferred until the next trading day on which the sale of such shares would not violate the Trading Compliance Policy but in any event no later than the 15th day of the third calendar month following the year in which such Restricted Stock Units vest. If permitted by the Board, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Award Agreement. Notwithstanding the foregoing, the Board, in its discretion, may provide for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.

8.7        Nontransferability of Restricted Stock Unit Awards. The right to receive shares pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. For so long as the Company is relying on an order of the Securities and Exchange Commission (the “SEC”) under Section 12(h) of the Exchange Act or a no-action position of the Staff of the SEC relieving the Company from registration under Section 12(g) of the Exchange Act of the Units and the shares of Stock subject thereto, no Restricted Stock Unit Award, or prior to its settlement, shares of Stock underlying such Award, shall be transferred except in compliance with the restrictions on transfer under Rule 12h-1(f) under the Exchange Act that would apply were the Restricted Stock Units subject to such rule (including the requirement under such rule that any permitted transferee may not further transfer the securities) or be made subject to any short position, “put equivalent position” or “call equivalent position” by the Participant, as such terms are defined in Rule 16a-1 under the Exchange Act. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

9. STANDARD FORMS OF AWARD AGREEMENTS.

9.1        Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Board and as amended from time to time. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement, which execution may be evidenced by electronic means.

9.2        Authority to Vary Terms. The Board shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

10. CHANGE IN CONTROL.

10.1        Effect of Change in Control on Awards. Subject to the requirements and limitations of Section 409A, if applicable, the Board may provide for any one or more of the following:

(a)        Accelerated Vesting. In its discretion, the Board may provide in the grant of any Award or at any other time may take action it deems appropriate to provide for acceleration of the exercisability, vesting and/or settlement in connection with a Change in Control of each or any outstanding Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant’s Service prior to, upon, or following the Change in Control, and to such extent as the Board determines.

(b)        Assumption, Continuation or Substitution of Awards. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock. For purposes of this Section, if so determined by the Board, in its discretion, an Award or any portion thereof shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Stock subject to such portion of the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Board may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to the Award, solely common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. If any portion of such consideration may be received by holders of Stock pursuant to the Change in Control on a contingent or delayed basis, the Board may, in its discretion, determine such Fair Market Value per share as of the time of the Change in Control on the basis of the Board’s good faith estimate of the present value of the probable future payment of such consideration. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of an Award prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Award Agreement evidencing such Award except as otherwise provided in such Award Agreement.

(c)        Cash-Out of Outstanding Awards. The Board may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Board) of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced (but not below zero) by the exercise or purchase price per share, if any, under such Award. If any portion of such consideration may be received by holders of Stock pursuant to the Change in Control on a contingent or delayed basis, the Board may, in its sole discretion, determine such Fair Market Value per share as of the time of the Change in Control on the basis of the Board’s good faith estimate of the present value of the probable amount of future payment of such consideration. In the event such determination is made by the Board, an Award having an exercise or purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control may be canceled without payment of consideration to the holder thereof. Payment pursuant to this Section (reduced by applicable withholding taxes, if any) shall be made to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

10.2        Federal Excise Tax Under Section 4999 of the Code.

(a)        Excess Parachute Payment. If any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, then, provided such election would not subject the Participant to taxation under Section 409A, the Participant may elect to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.

(b)        Determination by Tax Firm. To aid the Participant in making any election called for under Section 10.2(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described in Section 10.2(a), the Company shall request a determination in writing by the professional firm engaged by the Company for general tax purposes, or, if the tax firm so engaged by the Company is serving as accountant or auditor for the Acquiror, the Company will appoint a nationally recognized tax firm to make the determinations required by this Section (the “Tax Firm”). As soon as practicable thereafter, the Tax Firm shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Tax Firm may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Tax Firm such information and documents as the Tax Finn may reasonably request in order to make its required determination. The Company shall bear all fees and expenses the Tax Firm may charge in connection with its services contemplated by this Section.

11. TAX WITHHOLDING.

11.1        Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including social insurance), if any, required by law to be withheld by any Participating Company with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

11.2    Withholding in or Directed Sale of Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise, vesting or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of any Participating Company. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates. The Company may require a Participant to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of any Participating Company and to remit an amount equal to such tax withholding obligations to the Participating Company in cash.

12. COMPLIANCE WITH SECTION 409A.

12.1        In General. The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, Section 409A. The Plan and all Awards granted under the Plan shall be administered, interpreted, and construed in a manner consistent with Section 409A, as determined by the Company in good faith, to the extent necessary to avoid the imposition of additional taxes under Section 409A(a)(l)(B) of the Code. It is intended that any election, payment or benefit which is made or provided pursuant to or in connection with any Award that may result in deferred compensation within the meaning of Section 409A shall comply in all respects with the applicable requirements of Section 409A.

12.2        Certain Limitations. With respect to any Award that is subject to Section 409A, the following shall apply, as applicable:

(a)        Notwithstanding anything to the contrary in the Plan or any Award Agreement, to the extent required to avoid tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan on account of, and during the six (6) month period immediately following, the Participant’s termination of Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier).

(b)        Neither any Participant nor the Company shall take any action to accelerate or delay the payment of any amount or benefits under an Award in any manner which would not be in compliance with Section 409A.

(c)        Notwithstanding anything to the contrary in the Plan or any Award Agreement, to the extent that any amount constituting deferred compensation subject to Section 409A would become payable under the Plan by reason of a Change in Control, such amount shall become payable only if the event constituting the Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. Any Award which constitutes deferred compensation subject to Section 409A and which would vest and otherwise become payable upon a Change in Control as a result of the failure of the Acquiror to assume, continue or substitute for such Award in accordance with Section 10.1(b) shall vest to the extent provided by such Award but shall be converted automatically at the effective time of such Change in Control into a right to receive, in cash on the date or dates such award would have been settled in accordance with its then existing settlement schedule, an amount or amounts equal in the aggregate to the intrinsic value of the Award at the time of the Change in Control.

(d)        Should any provision of the Plan, any Award Agreement, or any other agreement or arrangement contemplated by the Plan be found not to comply with, or otherwise be exempt from, the provisions of Section 409A, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Board, and without the consent of the holder of the Award, in such manner as the Board determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Section 409A.

(e)        Notwithstanding the foregoing, neither the Company nor the Board shall have any obligation to take any action to prevent the assessment of any tax or penalty on any Participant under Section 409A, and neither the Company nor the Board will have any liability to any Participant for such tax or penalty.

13. COMPLIANCE WITH SECURITIES LAW.

The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. Except as otherwise determined by the Board, the Company intends that securities issued pursuant to the Plan be exempt from requirements of registration and qualification of such securities pursuant to the exemptions afforded by Rule 701 promulgated under the Securities Act or any other applicable exemptions, and the Plan shall be so construed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

14. AMENDMENT OR TERMINATION OF PLAN.

The Board may amend, suspend or terminate the Plan at any time. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Board. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may have a materially adverse effect on any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Board may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.

15. MISCELLANEOUS PROVISIONS.

15.1        Restrictions on Transfer of Shares.

(a)        Shares issued under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Board in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

(b)        Notwithstanding the provisions of any Award Agreement to the contrary, at any time prior to the date on which the Stock is listed on a national securities exchange (as such term is used in the Exchange Act) or is traded on the over-the-counter market and prices therefore are published daily on business days in a recognized financial journal, the Board may prohibit any Participant who acquires shares of Stock pursuant to the Plan or any transferee of such Participant from selling, transferring, assigning, pledging, or otherwise disposing of or encumbering any such shares (each, a “Transfer”) without the prior written consent of the Board. The Board may withhold consent to any Transfer for any reason, including without limitation any Transfer (i) to any individual or entity identified by the Company as a potential competitor or considered by the Company to be unfriendly, or (ii) if such Transfer increases the risk of the Company having a class of security held of record by such number of persons as would require the Company to register any class of securities under the Exchange Act; or (iii) if such Transfer would result in the loss of any federal or state securities law exemption relied upon by the Company in connection with the initial issuance of such shares or the issuance of any other securities; or (iv) if such Transfer is facilitated in any manner by any public posting, message board, trading portal, Internet site, or similar method of communication, including without limitation any trading portal or Internet site intended to facilitate secondary transfers of securities; or (v) if such Transfer is to be effected in a brokered transaction; or (vi) if such Transfer would be of less than all of the shares of Stock then held by the stockholder and its affiliates or is to be made to more than a single transferee.

15.2        Forfeiture Events. The Board may determine that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause, any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service, or any accounting restatement due to material noncompliance of the Company with any financial reporting requirements of securities laws as a result of which, and to the extent that, such reduction, cancellation, forfeiture, or recoupment is required by applicable securities laws.

15.3        Provision of Information. At least annually, copies of the Company’s balance sheet and income statement for the just completed fiscal year shall be made available to each Participant and purchaser of shares of Stock upon the exercise of an Award; provided, however, that this requirement shall not apply if all offers and sales of securities pursuant to the Plan comply with all applicable conditions of Rule 701 under the Securities Act. The Company shall not be required to provide such information to key persons whose duties in connection with the Company assure them access to equivalent information. The Company shall deliver to each Participant such disclosures as are required in accordance with Rule 701 under the Securities Act. Notwithstanding the foregoing, at any time the Company is relying on the exemption provided by Rule 12h-1(f) under the Exchange Act, the Company shall provide to the applicable Participants the information described in Securities Act Rules 701(e)(3), (4) and (5) by a method allowed under Rule 12h-l(f)(1)(vi) and in accordance with the requirements of Rule 12h-l(f)(1)(vi), provided that the Participant agrees to keep the information confidential until the Company becomes subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

15.4        Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

15.5        Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.3 or another provision of the Plan.

15.6        Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.

15.7        Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

15.8        Retirement and Welfare Plans. Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefits.

15.9        Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

15.10        No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.

15.11        Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be considered unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating

Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Board or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

15.12        Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of Nevada, without regard to its conflict of law rules.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the Mesa Air Group, Inc. 2017 Stock Plan as duly adopted by the Board on January 23, 2017.

/s/ Brian S. Gillman Secretary

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THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

MESA AIR GROUP, INC.

RESTRICTED STOCK AGREEMENT

Mesa Air Group, Inc. has granted to the Participant named in the Notice of Grant of Restricted Stock (the “Grant Notice”) to which this Restricted Stock Agreement (the “Agreement”) is attached an Award consisting of Shares subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Award has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Mesa Air Group, Inc. 2017 Stock Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of, and represents that the Participant has read and is familiar with, the Grant Notice, this Agreement and the Plan, (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan, and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Grant Notice, this Agreement or the Plan.

1.	DEFINITIONS AND CONSTRUCTION.

1.1        Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

1.2        Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.	TAX MATTERS.

2.1        Election under Section 83(b) of the Code. The Participant understands that Section 83 of the Code taxes as ordinary income the difference between the amount paid for the Shares, if anything, and the fair market value of the Shares as of the date on which the Shares are “substantially vested,” within the meaning of Section 83. In this context, “substantially vested” means that the right of the Company to reacquire the Shares pursuant to the Company Reacquisition Right has lapsed. The Participant understands that he or she may elect to have his or her taxable income determined at the time he or she acquires the Shares rather than when and as the Company Reacquisition Right lapses by filing an election under Section 83(b) of the Code with the Internal Revenue Service no later than thirty (30) days after the date of acquisition of

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the Shares. The Participant understands that failure to make a timely filing under Section 83(b) will result in his or her recognition of ordinary income, as the Company Reacquisition Right lapses, on the difference between the purchase price, if anything, and the fair market value of the Shares at the time such restrictions lapse. The Participant further understands, however, that if Shares with respect to which an election under Section 83(b) has been made are forfeited to the Company pursuant to its Company Reacquisition Right, such forfeiture will be treated as a sale on which there is realized a loss equal to the excess (if any) of the amount paid (if any) by the Participant for the forfeited Shares over the amount realized (if any) upon their forfeiture. If the Participant has paid nothing for the forfeited Shares and has received no payment upon their forfeiture, the Participant understands that he or she will be unable to recognize any loss on the forfeiture of the Shares even though the Participant incurred a tax liability by making an election under Section 83(b).

2.2        Notice to Company. The Participant will notify the Company in writing if the Participant files an election pursuant to Section 83(b) of the Code. The Company intends, in the event it does not receive from the Participant evidence of such filing, to claim a tax deduction for any amount which would otherwise be taxable to the Participant in the absence of such an election.

2.3        Valuation of the Shares.

(a)        The Shares have been valued by the Company, and the Company believes this valuation represents a fair attempt at reaching an accurate appraisal of their worth. The Participant understands, however, that the Company can give no assurances that such valuation is in fact the fair market value of the Shares and that it is possible that with the benefit of hindsight, the Internal Revenue Service would successfully assert that the value of the Shares on any relevant date is greater than so determined.

(b)        If the Internal Revenue Service were to succeed in a tax determination under the Code that the Shares received have a value greater than that determined by the Company, the additional value would constitute ordinary income as of the date of the Participant’s realization of income. The additional taxes (and interest) due would be payable by the Participant, and there is no provision for the Company to reimburse him or her for that tax liability, and the Participant assumes all responsibility for such potential tax liability. Under present law, in the event such additional value would represent more than twenty-five (25%) of the Participant’s gross income for the year in which the value of the Shares were taxable, the Internal Revenue Service would have six (6) years from the due date for filing the return (or the actual filing date of the return if filed thereafter) within which to assess the Participant the additional tax and interest which would then be due. The Company undertakes no obligation to inform the Participant of any change in the tax laws which may effect this Agreement or its consequences.

2.4        Consultation with Tax Advisors. The Participant understands that he or she should consult with his or her tax advisor regarding the advisability of filing with the IRS an election under Section 83(b) of the Code, which must be filed no later than thirty (30) days after the date of the acquisition of the Shares pursuant to this Agreement. Failure to file an election under Section 83(b), if appropriate, may result in adverse tax consequences to the Participant.

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The Participant acknowledges that he or she has been advised to consult with a tax advisor regarding the tax consequences to the Participant of the purchase of Shares hereunder. ANY ELECTION UNDER SECTION 83(b) THE PARTICIPANT WISHES TO MAKE MUST BE FILED NO LATER THAN 30 DAYS AFTER THE DATE ON WHICH THE PARTICIPANT ACQUIRES THE SHARES. THIS TIME PERIOD CANNOT BE EXTENDED. THE PARTICIPANT ACKNOWLEDGES THAT TIMELY FILING OF A SECTION 83(b) ELECTION IS THE PARTICIPANT’S SOLE RESPONSIBILITY, EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO FILE SUCH ELECTION ON HIS OR HER BEHALF.

2.5	Tax Withholding.

(a)        In General. At the time the Grant Notice is executed, or at any time thereafter as requested by a Participating Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Participating Company, if any, which arise in connection with the Award, including, without limitation, obligations arising upon (a) the transfer of Shares to the Participant, (b) the lapsing of any restriction with respect to any Shares, (c) the filing of an election to recognize tax liability, or (d) the transfer by the Participant of any Shares. The Company shall have no obligation to deliver the Shares or to release any Shares from the Escrow established pursuant to Section 8 until the tax withholding obligations of the Participating Company have been satisfied by the Participant.

(b)        Withholding in Shares. The Company shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of a Participating Company’s tax withholding obligations by withholding a number of whole Vested Shares otherwise deliverable to the Participant or by the Participant’s tender to the Company of a number of whole Vested Shares or vested shares acquired otherwise than pursuant to the Award having, in any such case, a fair market value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates.

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3.	ADMINISTRATION.

All questions of interpretation concerning the Grant Notice, this Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Award shall be determined by the Board. All such determinations by the Board shall be final, binding and conclusive upon all persons having an interest in the Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Board in the exercise of its discretion pursuant to the Plan or the Award or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Award. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

4.	THE AWARD.

4.1        Grant and Issuance of Shares. On the Date of Grant, the Participant shall acquire and the Company shall issue, subject to the provisions of this Agreement, a number of Shares equal to the Total Number of Shares (as defined in the Grant Notice). As a condition to the issuance of the Shares, the Participant shall execute and deliver the Grant Notice to the Company, accompanied by an Assignment Separate from Certificate duly endorsed (with date and number of shares blank) in the form provided by the Company.

4.2        No Monetary Payment Required. The Participant is not required to make any monetary payment (other than to satisfy applicable tax withholding, if any, with respect to the issuance or vesting of the Shares) as a condition to receiving the Shares, the consideration for which shall be past services actually rendered or future services to be rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the Shares issued pursuant to the Award.

4.3        Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit the Shares with the Company’s transfer agent, including any successor transfer agent, to be held in book entry form during the term of the Escrow pursuant to Section 8. Furthermore, the Participant hereby authorizes the Company, in its sole discretion, to deposit, following the term of such Escrow, for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all Shares which are no longer subject to such Escrow. Except as provided by the foregoing, a certificate for the Shares shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

4.4        Issuance of Shares in Compliance with Law. The issuance of Shares shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No Shares shall be issued hereunder if their issuance would constitute a violation of any applicable federal, state or foreign securities laws or other law or

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regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any Shares shall relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority shall not have been obtained. As a condition to the issuance of the Shares, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

5.	VESTING OF SHARES.

Shares acquired pursuant to this Agreement shall become Vested Shares as provided in the Grant Notice. For purposes of determining the number of Vested Shares following an Ownership Change Event, credited Service shall include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after the Ownership Change Event.

6.	COMPANY REACQUISITION RIGHT.

6.1        Grant of Company Reacquisition Right. In the event that (a) the Participant’s Service terminates for any reason or no reason, with or without cause, or, (b) the Participant, the Participant’s legal representative, or other holder of the Shares, attempts to sell, exchange, transfer, pledge, or otherwise dispose of (other than pursuant to an Ownership Change Event), including, without limitation, any transfer to a nominee or agent of the Participant, any Shares which are not Vested Shares (“Unvested Shares”), the Participant shall forfeit and the Company shall automatically reacquire the Unvested Shares, and the Participant shall not be entitled to any payment therefor (the “Company Reacquisition Right”).

6.2        Ownership Change Event, Dividends, Distributions and Adjustments. Upon the occurrence of an Ownership Change Event, a dividend or distribution to the stockholders of the Company paid in shares of Stock or other property, or any other adjustment upon a change in the capital structure of the Company as described in Section 10, any and all new, substituted or additional securities or other property (other than regular, periodic dividends paid on Stock pursuant to the Company’s dividend policy) to which the Participant is entitled by reason of the Participant’s ownership of Unvested Shares shall be immediately subject to the Company Reacquisition Right and included in the terms “Shares,” “Stock” and “Unvested Shares” for all purposes of the Company Reacquisition Right with the same force and effect as the Unvested Shares immediately prior to the Ownership Change Event, dividend, distribution or adjustment, as the case may be. For purposes of determining the number of Vested Shares following an Ownership Change Event, dividend, distribution or adjustment, credited Service shall include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after any such event.

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7.	RIGHT OF FIRST REFUSAL.

7.1        Grant of Right of First Refusal. Except as provided in Section 7.7 and Section 14 below, in the event the Participant, the Participant’s legal representative, or other holder of shares subject to the Award proposes to sell, exchange, transfer, pledge, or otherwise dispose of any Vested Shares (the “Transfer Shares”) to any person or entity, including, without limitation, any stockholder of a Participating Company, the Company shall have the right to repurchase the Transfer Shares under the terms and subject to the conditions set forth in this Section 7 (the “Right of First Refusal”).

7.2        Notice of Proposed Transfer. Prior to any proposed transfer of the Transfer Shares, the Participant shall deliver written notice (the “Transfer Notice”) to the Company describing fully the proposed transfer, including the number of Transfer Shares, the name and address of the proposed transferee (the “Proposed Transferee”) and, if the transfer is voluntary, the proposed transfer price, and containing such information necessary to show the bona fide nature of the proposed transfer. In the event of a bona fide gift or involuntary transfer, the proposed transfer price shall be deemed to be the Fair Market Value of the Transfer Shares, as determined by the Board in good faith. If the Participant proposes to transfer any Transfer Shares to more than one Proposed Transferee, the Participant shall provide a separate Transfer Notice for the proposed transfer to each Proposed Transferee. The Transfer Notice shall be signed by both the Participant and the Proposed Transferee and must constitute a binding commitment of the Participant and the Proposed Transferee for the transfer of the Transfer Shares to the Proposed Transferee subject only to the Right of First Refusal.

7.3        Bona Fide Transfer. If the Company determines that the information provided by the Participant in the Transfer Notice is insufficient to establish the bona fide nature of a proposed voluntary transfer, the Company shall give the Participant written notice of the Participant’s failure to comply with the procedure described in this Section 7, and the Participant shall have no right to transfer the Transfer Shares without first complying with the procedure described in this Section 7. The Participant shall not be permitted to transfer the Transfer Shares if the proposed transfer is not bona fide.

7.4        Exercise of Right of First Refusal. If the Company determines the proposed transfer to be bona fide, the Company shall have the right to purchase all, but not less than all, of the Transfer Shares (except as the Company and the Participant otherwise agree) at the purchase price and on the terms set forth in the Transfer Notice by delivery to the Participant of a notice of exercise of the Right of First Refusal within thirty (30) days after the date the Transfer Notice is delivered to the Company. The Company’s exercise or failure to exercise the Right of First Refusal with respect to any proposed transfer described in a Transfer Notice shall not affect the Company’s right to exercise the Right of First Refusal with respect to any proposed transfer described in any other Transfer Notice, whether or not such other Transfer Notice is issued by the Participant or issued by a person other than the Participant with respect to a proposed transfer to the same Proposed Transferee. If the Company exercises the Right of First Refusal, the Company and the Participant shall thereupon consummate the sale of the Transfer Shares to the Company on the terms set forth in the Transfer Notice within sixty (60) days after the date the Transfer Notice is delivered to the Company (unless a longer period is offered by the Proposed Transferee); provided, however, that in the event the Transfer Notice provides for the

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payment for the Transfer Shares other than in cash, the Company shall have the option of paying for the Transfer Shares by the present value cash equivalent of the consideration described in the Transfer Notice as reasonably determined by the Company. For purposes of the foregoing, cancellation of any indebtedness of the Participant to any Participating Company shall be treated as payment to the Participant in cash to the extent of the unpaid principal and any accrued interest canceled. Notwithstanding anything contained in this Section to the contrary, the period during which the Company may exercise the Right of First Refusal and consummate the purchase of the Transfer Shares from the Participant shall terminate no sooner than the completion of a period of eight (8) months following the date on which the Participant acquired the Transfer Shares.

7.5        Failure to Exercise Right of First Refusal. If the Company fails to exercise the Right of First Refusal in full (or to such lesser extent as the Company and the Participant otherwise agree) within the period specified in Section 7.4, the Participant may conclude a transfer to the Proposed Transferee of the Transfer Shares on the terms and conditions described in the Transfer Notice, provided such transfer occurs not later than ninety (90) days following delivery to the Company of the Transfer Notice or, if applicable, following the end of the period described in the last sentence of Section 7.4. The Company shall have the right to demand further assurances from the Participant and the Proposed Transferee (in a form satisfactory to the Company) that the transfer of the Transfer Shares was actually carried out on the terms and conditions described in the Transfer Notice. No Transfer Shares shall be transferred on the books of the Company until the Company has received such assurances, if so demanded, and has approved the proposed transfer as bona fide. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Participant, shall again be subject to the Right of First Refusal and shall require compliance by the Participant with the procedure described in this Section.

7.6        Transferees of Transfer Shares. All transferees of the Transfer Shares or any interest therein, other than the Company, shall be required as a condition of such transfer to agree in writing (in a form satisfactory to the Company) that such transferee shall receive and hold such Transfer Shares or interest therein subject to all of the terms and conditions of this Agreement, including this Section 7 providing for the Right of First Refusal with respect to any subsequent transfer. Any sale or transfer of any Shares shall be void unless the provisions of this Section are met.

7.7        Transfers Not Subject to Right of First Refusal. The Right of First Refusal shall not apply to any transfer or exchange of the Shares if such transfer or exchange is in connection with an Ownership Change Event. If the consideration received pursuant to such transfer or exchange consists of stock of a Participating Company, such consideration shall remain subject to the Right of First Refusal unless the provisions of Section 7.9 result in a termination of the Right of First Refusal.

7.8        Assignment of Right of First Refusal. The Company shall have the right to assign the Right of First Refusal at any time, whether or not there has been an attempted transfer, to one or more persons as may be selected by the Company.

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7.9        Early Termination of Right of First Refusal. The other provisions of this Agreement notwithstanding, the Right of First Refusal shall terminate and be of no further force and effect upon (a) the occurrence of a Change in Control, unless the Acquiror assumes the Company’s rights and obligations under this Agreement, or (b) the existence of a public market for the class of shares subject to the Right of First Refusal. A “public market” shall be deemed to exist if (i) such stock is listed on a national securities exchange (as that term is used in the Exchange Act) or (ii) such stock is traded on the over-the-counter market and prices therefor are published daily on business days in a recognized financial journal.

8.	ESCROW.

8.1        Appointment of Agent. To ensure that Shares subject to the Company Reacquisition Right will be available for reacquisition, the Participant and the Company hereby appoint the Secretary of the Company, or any other person designated by the Company, as their agent and as attorney-in-fact for the Participant (the “Agent”) to hold any and all Unvested Shares and to sell, assign and transfer to the Company any such Unvested Shares reacquired by the Company pursuant to the Company Reacquisition Right. The Participant understands that appointment of the Agent is a material inducement to make this Agreement and that such appointment is coupled with an interest and is irrevocable. The Agent shall not be personally liable for any act the Agent may do or omit to do hereunder as escrow agent, agent for the Company, or attorney in fact for the Participant while acting in good faith and in the exercise of the Agent’s own good judgment, and any act done or omitted by the Agent pursuant to the advice of the Agent’s own attorneys shall be conclusive evidence of such good faith. The Agent may rely upon any letter, notice or other document executed by any signature purporting to be genuine and may resign at any time.

8.2        Establishment of Escrow. The Participant authorizes the Company to deposit the Unvested Shares with the Company’s transfer agent to be held in book entry form, as provided by Section 4.3, and the Participant agrees to deliver to and deposit with the Agent each certificate, if any, evidencing the Shares and an Assignment Separate from Certificate with respect to such book entry shares and each such certificate duly endorsed (with date and number of Shares blank) in the form attached to this Agreement, to be held by the Agent under the terms and conditions of this Section (the “Escrow”). Upon the occurrence of an Ownership Change Event, a dividend or distribution to the stockholders of the Company paid in shares of Stock or other property (other than regular, periodic dividends paid on Stock pursuant to the Company’s dividend policy), or any other adjustment upon a change in the capital structure of the Company, as described in Section 10, any and all new, substituted or additional securities or other property to which the Participant is entitled by reason of his or her ownership of the Shares that remain, following such Ownership Change Event, dividend, distribution or change described in Section 10, subject to the Company Reacquisition Right shall be immediately subject to the Escrow to the same extent as the Shares immediately before such event. The Company shall bear the expenses of the Escrow.

8.3        Delivery of Shares to Participant. The Escrow shall continue with respect to any Shares for so long as such Shares remain subject to the Company Reacquisition Right. Upon termination of the Company Reacquisition Right with respect to Shares, the Company shall so notify the Agent and direct the Agent to deliver such number of Shares to the

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Participant. As soon as practicable after receipt of such notice, the Agent shall cause the Shares specified by such notice to be delivered to the Participant, and the Escrow shall terminate with respect to such Shares.

8.4        Notices and Payments. In the event the Shares and any other property held in escrow are subject to the Company’s exercise of the Company Reacquisition Right or the Right of First Refusal, the notices required to be given to the Participant shall be given to the Agent, and any payment required to be given to the Participant shall be given to the Agent. Within thirty (30) days after payment by the Company, the Agent shall deliver the Shares and any other property which the Company has purchased to the Company and shall deliver the payment received from the Company to the Participant.

9.	EFFECT OF CHANGE IN CONTROL.

In the event of a Change in Control, except to the extent that the Board determines to settle the Award in accordance with Section 10.1(c) of the Plan, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of the Participant, assume or continue in full force and effect the Company’s rights and obligations under the Award or substitute for the Award a substantially equivalent award for the Acquiror’s stock. For purposes of this Section, the Award shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and this Agreement, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled. Notwithstanding the foregoing, Shares acquired pursuant to the Award prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of this Agreement except as otherwise provided herein.

10.	ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares of stock or other property subject to the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any and all new, substituted or additional securities or other property to which Participant is entitled by reason of ownership of Shares acquired pursuant to this Award will be immediately subject to the provisions of this Award on the same basis as all Shares originally acquired hereunder. Any fractional share resulting from an

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adjustment pursuant to this Section shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Board, and its determination shall be final, binding and conclusive.

11.	RIGHTS AS A STOCKHOLDER, DIRECTOR, EMPLOYEE OR CONSULTANT.

The Participant shall have no rights as a stockholder with respect to any Shares subject to the Award until the date of the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the Shares are issued, except as provided in Section 10. Subject to the provisions of this Agreement, the Participant shall exercise all rights and privileges of a stockholder of the Company with respect to Shares deposited in the Escrow pursuant to Section 8. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service, as the case may be, at any time.

12.	LEGENDS.

The Company may at any time place legends referencing the Company Reacquisition Right, Right of First Refusal and any applicable federal, state or foreign securities law restrictions on all certificates representing Shares. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing Shares in the possession of the Participant in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:

12.1      “THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR RULE 701 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”

12.2      “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND REPURCHASE OPTIONS IN FAVOR OF THE CORPORATION OR ITS ASSIGNEE SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION.”

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13.	LOCK-UP AGREEMENT.

The Participant hereby agrees that in the event of any underwritten public offering of stock, including an initial public offering of stock, made by the Company pursuant to an effective registration statement filed under the Securities Act, the Participant shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of stock of the Company or any rights to acquire stock of the Company for such period of time from and after the effective date of such registration statement as may be established by the underwriter for such public offering; provided, however, that such period of time shall not exceed one hundred eighty (180) days from the effective date of the registration statement to be filed in connection with such public offering; provided, further, however, that such one hundred eighty (180) day period may be extended for an additional period, not to exceed twenty (20) days, upon the request of the Company or the underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto). The foregoing limitation shall not apply to shares registered in the public offering under the Securities Act. The Participant hereby agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing within a reasonable timeframe if so requested by the Company.

14.	RESTRICTIONS ON TRANSFER OF SHARES.

At any time prior to the existence of a public market for the Stock, the Board may prohibit the Participant and any transferee of such Participant from selling, transferring, assigning, pledging, or otherwise disposing of or encumbering any Shares acquired pursuant to the Award (each, a “Transfer”) without the prior written consent of the Board. The Board may withhold consent for any reason, including without limitation any Transfer (i) to any individual or entity identified by the Company as a potential competitor or considered by the Company to be unfriendly, or (ii) if such Transfer increases the risk of the Company having a class of security held of record by such number of persons as would require the Company to register any class of securities under the Exchange Act; or (iii) if such Transfer would result in the loss of any federal or state securities law exemption relied upon by the Company in connection with the initial issuance of such shares or the issuance of any other securities; or (iv) if such Transfer is facilitated in any manner by any public posting, message board, trading portal, Internet site, or similar method of communication, including without limitation any trading portal or Internet site intended to facilitate secondary transfers of securities; or (v) if such Transfer is to be effected in a brokered transaction; or (vi) if such Transfer would be of less than all of the shares of Stock then held by the stockholder and its affiliates or is to be made to more than a single transferee. No Shares may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of, including by operation of law, in any manner which violates any of the provisions of this Agreement and, except pursuant to an Ownership Change Event, until the date on which such shares become Vested Shares, and any such attempted disposition shall be void. The Company shall not be required (a) to transfer on its books any Shares which will have been transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Shares will have been so transferred. In order to enforce its rights under

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this Section, the Company shall be authorized to give a stop transfer instruction with respect to the Shares to the Company’s transfer agent.

15.	MISCELLANEOUS PROVISIONS.

15.1        Termination or Amendment. The Board may terminate or amend the Plan or this Agreement at any time; provided, however, that no such termination or amendment may have a materially adverse effect on the Participant’s rights under this Agreement without the consent of the Participant, unless such termination or amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Agreement shall be effective unless in writing.

15.2        Nontransferability of the Award. The right to acquire Shares pursuant to the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

15.3        Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

15.4        Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

15.5        Delivery of Documents and Notices. Any document relating to participation in the Plan, or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(a)        Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the

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delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b)        Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 15.5(a) of this Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice and notices in connection with the Escrow, as described in Section 15.5(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 15.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 15.5(a).

15.6        Integrated Agreement. The Grant Notice, this Agreement and the Plan, together with any employment, service or other agreement between the Participant and a Participating Company referring to the Award, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan shall survive any settlement of the Award and shall remain in full force and effect.

15.7        Applicable Law. The Agreement shall be governed by the laws of the State of Nevada as such laws are applied to agreements between Nevada residents entered into and to be performed entirely within the State of Nevada.

15.8        Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED the undersigned does hereby sell, assign and transfer unto

                                                                                                                            (                                        ) shares of the Capital Stock of Mesa Air Group, Inc. standing in the undersigned’s name on the books of said corporation represented by Certificate No.                                  herewith and does hereby irrevocably constitute and appoint                                                               Attorney to transfer the said stock on the books of said corporation with full power of substitution in the premises.

Dated:

Signature

Print Name

Instructions: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its Company Reacquisition Right set forth in the Restricted Stock Agreement without requiring additional signatures on the part of the Participant.

SAMPLE

Internal Revenue Service

[IRS Service Center

where Form 1040 is Filed]

Re:      Section 83(b) Election

Dear Sir or Madam:

The following information is submitted pursuant to section 1.83-2 of the Treasury Regulations in connection with this election by the undersigned under section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

1.	The name, address and taxpayer identification number of the taxpayer are:

Name:

Address:

Social Security Number:

2.	The following is a description of each item of property with respect to which the election is made:

                                  shares of common stock of Mesa Air Group, Inc. (the “Shares”), acquired from Mesa Air Group, Inc. (the “Company”) pursuant to a restricted stock grant.

3.	The property was transferred to the undersigned on:

Restricted stock grant date:

The taxable year for which the election is made is:

Calendar Year

4.	The nature of the restriction to which the property is subject:

The Shares are subject to automatic forfeiture to the Company upon the occurrence of certain events. This forfeiture provision lapses with regard to a portion of the Shares based upon the continued performance of services by the taxpayer over time.

5.	The following is the fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) of the property with respect to which the election is made:

$                                          (                           Shares at $                     per share).

The property was transferred to the taxpayer pursuant to the grant of an award of restricted stock.

6.	The following is the amount paid for the property:

No monetary consideration was provided in exchange for the Shares.

7.	A copy of this election has been furnished to the Company, the corporation for which the services were performed by the undersigned.

Please acknowledge receipt of this election by date or received-stamping the enclosed copy of this letter and returning it to the undersigned. A self-addressed stamped envelope is provided for your convenience.

Very truly yours,

Date:

Enclosures
cc: Mesa Air Group, Inc.